Exhibit 28(i)
April 21, 2011
SunAmerica Series Trust
1 SunAmerica Center
Los Angeles, California 90067-6022
Ladies and Gentlemen:
     We have acted as special Massachusetts counsel to SunAmerica Series Trust, a Massachusetts business trust (the “Trust”) in connection with the post-effective amendment to the Trust’s registration statement on Form N-1A to be filed with the Securities and Exchange Commission on or about April 21, 2011 (the “Registration Statement”), with respect to the Class 1 Shares, Class 2 Shares and Class 3 Shares of beneficial interest, without par value, of the following series of the Trust:
Aggressive Growth Portfolio
Alliance Growth Portfolio
Balanced Portfolio
Blue Chip Growth Portfolio
Capital Growth Portfolio
Cash Management Portfolio
Corporate Bond Portfolio
Davis Venture Value Portfolio
“Dogs” of Wall Street Portfolio
Emerging Markets Portfolio
Equity Index Portfolio
Equity Opportunities Portfolio
Foreign Value Portfolio
Fundamental Growth Portfolio
Global Bond Portfolio
Global Equities Portfolio
Growth-Income Portfolio
Growth Opportunities Portfolio
High-Yield Bond Portfolio
International Diversified Equities Portfolio
International Growth and Income Portfolio
Marsico Focused Growth Portfolio
MFS® Massachusetts Investors Trust Portfolio
MFS® Total Return Portfolio

SunAmerica Series Trust
April 21, 2011

Mid-Cap Growth Portfolio
Real Estate Portfolio
Small & Mid Cap Value Portfolio
Small Company Value Portfolio
Technology Portfolio
Telecom Utility Portfolio
Total Return Bond Portfolio
and with respect to the Class 3 Shares of beneficial interest, without par value, of the following series of the Trust:
American Funds® Growth SAST Portfolio
American Funds® Global Growth SAST Portfolio
American Funds® Growth-Income SAST Portfolio
American Funds® Asset Allocation SAST Portfolio
such Class 1 Shares, Class 2 Shares and Class 3 Shares referred to herein collectively as the “Shares” You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.
     In connection with the furnishing of this opinion, we have examined the following documents:
     (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;
     (b) copies, as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust’s Declaration of Trust dated September 11, 1992, and all amendments thereto on file with the Secretary of the Commonwealth (the “Declaration”);
     (c) copies, as filed with the Secretary of the Commonwealth of Massachusetts of the Trust’s Establishment and Designation of Shares of Beneficial Interest and all amendments thereto on file with the Secretary of the Commonwealth (the “Designation”);
     (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on May 21, 2010 authorizing the issuance of the Shares (the “Resolutions”); and
     (e) a draft received on April 11, 2011 of the Registration Statement.
     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies,

SunAmerica Series Trust
April 21, 2011

including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Designation and the Resolutions will not have been amended, modified or withdrawn with respect to the Shares and will be in full force and effect on the date of issuance of such Shares.
     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.
     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.
     We understand that all of the foregoing assumptions and limitations are acceptable to you.
     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration and the Resolutions and for the consideration described in the Registration Statement will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.
     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ BINGHAM MCCUTCHEN LLP
BINGHAM McCUTCHEN LLP